UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	26-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (865) 223-6575

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Purchase Agreement (as defined below) entered into in connection with the North Fork Acquisition (as defined below), Miller Energy Resources, Inc. (the “Company”) has agreed to issue $5 million of its 10.5% Fixed Rate/Floating Rate Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”) to the Sellers (as defined below) as partial consideration for the transactions contemplated by the Purchase Agreement discussed in greater detail under Item 8.01 below. For purposes of determining the number of shares of Preferred Stock, the Preferred Stock shall be valued on the last business day prior to the closing of the North Fork Acquisition as the average of the daily volume weighted average prices of the Preferred Stock for the 10 trading days ending on and including the closing date. The Preferred Stock will be issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On November 25, 2013, the Company issued two press releases announcing Company’s planned North Fork Acquisition and (ii) the initial results for its Sword No. 1 well in the Cook Inlet region in Alaska. A copy of these press release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01 Other Items.

On November 22, 2013, Cook Inlet Energy LLC (“CIE”), a subsidiary of the Company, entered into a Purchase and Sale Agreement by and among Armstrong Cook Inlet, LLC (“Armstrong”), GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC (together, the “Sellers”) and CIE (the “Purchase Agreement”). Pursuant to the Purchase Agreement, CIE will acquire (i) a 100% working interest in oil and gas properties and related leases (consisting of approximately 15,465 net acres) in the Cook Inlet region of the State of Alaska, together with other associated rights, interests and assets (collectively, the “Properties”) and (ii) all the issued and outstanding membership interests (the “Anchor Point Equity”) of Anchor Point Energy, LLC, a limited liability company owning certain pipeline facilities and related assets which service the Properties, for $59.975 million in cash, subject to certain adjustments described below and $5.0 million of Preferred Stock (collectively, the “North Fork Acquisition”).
Under the terms of the Purchase Agreement, CIE is required to pay $3.0 million in cash (the “Deposit”) to the Sellers. The Deposit will be applied toward the purchase price upon the closing of the acquisition of the Properties. If, prior to closing of the proposed acquisition of the Properties, CIE terminates the Purchase Agreement because closing has not occurred on or before March 1, 2014 as a result of certain conditions to CIE’s obligation to close (the “CIE Closing Conditions”) not having been met on before February 28, 2014, CIE will be entitled to be refunded the Deposit. If, prior to closing of the proposed acquisition of the Properties, (a) Buyer and Armstrong agree to terminate the Purchase Agreement, (b) Armstrong elects to terminate the Purchase Agreement as a result of certain conditions to Armstrong’s obligation to close not having been met; or (c) either Armstrong or Buyer elects to terminate the Purchase Agreement as a result of the closing not having occurred on or before February 28, 2014 for any reason (except where CIE’s performance has been excused because the CIE Closing Conditions have not seen satisfied), the Sellers will be entitled to retain the Deposit and, in the event of any termination pursuant to (ii)(b) or (c) above, receive an additional $10.0 million payment from CIE as liquidated damages.
The Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Purchase Agreement.

Under the terms of the Purchase Agreement, the purchase price will be adjusted in accordance with certain adjustment mechanisms contained in the Purchase Agreement, which includes an adjustment to provide CIE with the net proceeds from the Properties at all times after the closing. In addition, prior to the receipt of approval from the Regulatory Commission of Alaska of the proposed transfer of the Anchor Point Equity (the “RCA Approval”), CIE will pay Armstrong $25,000 per month as an overhead fee for its continued operation of Anchor Point Energy, LLC. Between the signing of the Purchase Agreement and the receipt of RCA Approval, the Sellers will retain the net income of Anchor Point Energy, LLC, and when the proposed acquisition of the Anchor Point Equity closes, the purchase price will be adjusted downward by an amount equal to 60% of the net income of Anchor Point Energy, LLC for this period.
The closing of the proposed acquisition of the Properties is subject to satisfaction of customary closing conditions and is expected to occur on or before February 28, 2014. The closing of the proposed acquisition of the Anchor Point Equity is subject to customary closing conditions and the receipt of RCA Approval. Upon the closing of the acquisition of the Properties, the Preferred Stock and an assignment of Anchor Point Equity will be deposited into an escrow account and disbursed upon the closing of the acquisition of the Anchor Point Equity pursuant to the terms of the Purchase Agreement.
The foregoing description of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 2.1.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION
2.1
Purchase and Sale Agreement, dated November 22, 2013, by and among Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC, as sellers and Cook Inlet Energy, LLC, as buyer

99.1	Press release dated November 25, 2013 regarding purchase agreement for the acquisition of the North Fork unit and related assets
99.2	Press release dated November 25, 2013 regarding initial operational results of the Sword No. 1 well in the Cook Inlet region in Alaska

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1
Purchase and Sale Agreement, dated November 22, 2013, by and among Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC, as sellers and Cook Inlet Energy, LLC, as buyer

99.1	Press release dated November 25, 2013 regarding purchase agreement for the acquisition of the North Fork unit and related assets
99.2	Press release dated November 25, 2013 regarding initial operational results of the Sword No. 1 well in the Cook Inlet region in Alaska